Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW | Washington, DC 20037-1122 | tel 202.663.8371 | fax 202.663.8007

Exhibit 5.1

September 16, 2009

China Security & Surveillance Technology, Inc.
13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian District, Shenzhen, China 518034

Ladies and Gentlemen:

We are acting as counsel for China Security & Surveillance Technology, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of notes (the "Notes") convertible into up to 5,000,000 shares of common stock of the Company, par value $0.0001 per share (the "Note Shares"), pursuant to the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the related prospectus, dated September 16, 2009 relating to the offer and sale of the Note Shares (the "Prospectus").

We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for this opinion. Based upon the foregoing, we are of the opinion that the Note Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the provisions of the Notes, will be validly issued, fully paid and non-assessable.

This opinion is limited to matters governed by the law of the State of New York and the General Corporation Law of the State of Delaware.

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September 16, 2009

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

16927

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